                    SECURITY BENEFIT LIFE INSURANCE COMPANY

               SINGLE PREMIUM IMMEDIATE VARIABLE ANNUITY CONTRACT

THE COMPANY'S PROMISE

In consideration of the Purchase Payment and the attached Application,  Security
Benefit Life  Insurance  Company (the  "Company")  will pay the benefits of this
Contract according to its provisions.

LEGAL CONTRACT

PLEASE READ THE CONTRACT CAREFULLY. It is a legal Contract between the Owner and the Company. The Contract's table of contents is on page 2.

FREE LOOK PERIOD-RIGHT TO CANCEL

If for any reason the Owner is not satisfied with this  Contract,  he or she may return it to the  Company  within 10 days  from the date of  receipt.  It may be returned by delivering or mailing it to the Company. If returned,  this Contract shall be deemed  void from the  Contract  Date.  The  Company  will  refund  any
Purchase  Payment  made and  allocated  to the  Fixed  Account  and will  refund
Separate Account Value (including any premium taxes) as of the date the returned policy is received by the Company.

Signed for Security Benefit Life Insurance Company on the Contract Date.

               ROGER K. VIOLA                 HOWARD R. FRICKE
                    Secretary                     President

                      A BRIEF DESCRIPTION OF THIS CONTRACT

          This is a SINGLE PREMIUM IMMEDIATE VARIABLE ANNUITY CONTRACT.

* Annuity  Payments begin on the Annuity Payout Date using the method  specified in this Contract.

ALL PAYMENTS AND VALUES  PROVIDED BY THIS CONTRACT WHEN BASED ON THE  INVESTMENT
EXPERIENCE OF THE SEPARATE ACCOUNT, ARE VARIABLE AND MAY INCREASE OR DECREASE IN
ACCORDANCE WITH THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT. (SEE "ACCOUNT
VALUE AND EXPENSE PROVISIONS" AND "ANNUITY PAYMENT PROVISIONS" FOR DETAILS.)

                                   (SBL LOGO)

                    SECURITY BENEFIT LIFE INSURANCE COMPANY
              A Member of The Security Benefit Group of Companies
                 700 SW Harrison Street, Topeka, KS 66636-0001
                      1-800-469-6587 for Customer Service

V6027 (8-98)

--------------------------------------------------------------------------------
                                TABLE OF CONTENTS
--------------------------------------------------------------------------------
                                                              Page

CONTRACT SPECIFICATIONS.....................................  3

DEFINITIONS.................................................  4-7

GENERAL PROVISIONS..........................................  7-10

  Exchanges.................................................  8,9

ANNUITY PAYMENT PROVISIONS..................................  11-18
  Annuity Payout Date.......................................  11
  Annuity Options...........................................  11-14

  Payment Units.............................................  16,17
  Payment Unit Value........................................  18
  Net Investment Factor.....................................  18

ACCOUNT VALUE AND EXPENSE PROVISIONS........................  18-20
  Account Value.............................................  18
  Fixed Account Value.......................................  18,19

WITHDRAWAL PROVISIONS.......................................  20-22
  Withdrawals...............................................  20,21
  Withdrawal Value..........................................  21
  Withdrawal Charge.........................................  21
  Payment Adjustment........................................  21,22
  Date of Request...........................................  22
  Payment of Withdrawal Benefits............................  22

DEATH BENEFIT PROVISIONS....................................  22,23
  Death Benefit.............................................  22,23
  Proof of Death............................................  23
  Distribution Rules........................................  23

AMENDMENTS OR ENDORSEMENTS, if any

V6027A (8-98)

--------------------------------------------------------------------------------
                             CONTRACT SPECIFICATIONS
--------------------------------------------------------------------------------

OWNER NAME:    John A. Doe                  CONTRACT NUMBER:   Specimen

JOINT OWNER NAME:  Mary K. Doe              CONTRACT DATE:   6-30-2023

ANNUITANT NAME:   John A. Doe               ANNUITY PAYOUT DATE:   7-1-2023

ANNUITANT DATE OF BIRTH:   10-30-1953       LIQUIDITY PERIOD EXPIRATION
                                            DATE:   6-30-2028

ANNUITANT                                   PERIOD CERTAIN EXPIRATION
GENDER:  Male                               DATE:  6-30-2038

JOINT ANNUITANT NAME:   Mary K. Doe         PLAN:  IRA

JOINT ANNUITANT DATE OF BIRTH:  6-5-58      ASSIGNMENT:  This policy  may not be
                                            assigned.  See  Assignment Provision
                                            of your Policy.

JOINT ANNUITANT GENDER:    Female

PRIMARY BENEFICIARY                         SECONDARY BENEFICIARY
NAME:   Linda L. Doe                        NAME:   John A. Doe, Jr.
--------------------------------------------------------------------------------
INITIAL PURCHASE PAYMENT....................    $25,000

MORTALITY AND EXPENSE RISK CHARGE...........    55% Annually (1.45% Annually
                                                for Option 9)

WITHDRAWAL CHARGE (OPTION 9 ONLY)...........
       Contract Year of Withdrawal*             1     2     3     4    5+
                                                --------------------------------
           Withdrawal Charge                    5%    4%    3%    2%   1%

*Withdrawals are available only during the
 Liquidity Period

GUARANTEED RATE.............................    3%

ANNUITY OPTION..............................    Life Income with Liquidity
                                                (Option 9)
PERIOD CERTAIN                                  15 Years
JOINT & SURVIVOR PERCENTAGE                     100%
FLOOR PAYMENT                                   $450

BASIS OF ANNUITY TABLES.....................    1983(a) Mortality Table with
                                                mortality improvement
                                                using Projection Scale G

ASSUMED INTEREST RATE.......................    3.5% Annually

SEPARATE ACCOUNT............................    T. Rowe Price Variable Annuity
                                                Account

SUBACCOUNTS:
     Prime Reserve Subaccount (Not available under Option 9)
     Limited-Term Bond Subaccount               Health Sciences Subaccount
     Personal Strategy Balanced Subaccount      Equity Index 500 Subaccount
     Equity Income Subaccount                   Blue Chip Growth Subaccount
     Mid-Cap Growth Subaccount
     International Stock Subaccount
     New America Growth Subaccount

--------------------------------------------------------------------------------
DEFINITIONS
--------------------------------------------------------------------------------

ACCOUNT

An Account is one of the Subaccounts or the Fixed Account.

ACCUMULATION UNIT

The  Accumulation  Unit is a unit of  measure.  It is used to  compute  Separate
Account  Value.  It is also used to compute the  Variable  Annuity  Payments for
Annuity Options 5 through 7.

ANNUITANT

An Annuitant is a person on whose life the Annuity  Payments  depend for Annuity
Options 1 through 4 and 9. The Annuitant  receives  Annuity  Payments under this
Contract. Please see "Annuitant" provisions on page 10.

ANNUITY OPTION

An Annuity Option is a set of provisions  that form the basis for making Annuity
Payments. The Annuity Option is elected in the Application.  Please see "Annuity
Options" on pages 11 through 14.

ANNUITY PAYMENTS

Annuity  Payments are payments made  according to the  provisions of the Annuity
Option selected.  Annuity Payments begin on the Annuity Payout Date and are made on the same date of each month on a  monthly,  quarterly,  semiannual  or annual basis. Please see "Annuity Payment Provisions" on pages 11 through 18.

ANNUITY PAYOUT DATE

The Annuity Payout Date is the date on which Annuity Payments begin. The Annuity
Payout Date is set forth on page 3. Please see "Annuity Payout Date" on page 11.

COMPANY

The Company is Security Benefit Life Insurance Company,  700 SW Harrison Street,
Topeka, Kansas 66636-0001.

CONTRACT ANNIVERSARY

A Contract Anniversary is a 12-month anniversary of the Contract Date.

CONTRACT DATE

The Contract  Date is the date the  Contract  begins.  The Contract  Date is set forth on page 3.

CONTRACT YEAR

Contract Years are measured from the Contract Date.

CURRENT INTEREST

The Company may in its discretion pay Current Interest on Fixed Account Value at a rate that  exceeds the  Guaranteed  Rate set forth on page 3. The Company will declare the rate of Current Interest, if any, from time to time.

DESIGNATED BENEFICIARY

Upon the death of the Annuitant or, if there are Joint Annuitants upon the death of the last Annuitant,  the Designated  Beneficiary  will be the first person on the following list who is alive on the Annuitant's date of death:

   1.   Primary Beneficiary;
   2.   Secondary Beneficiary;
   3.   the Owner's estate if no one listed above is alive.

Under certain  Annuity  Options,  the  Designated  Beneficiary  receives a death benefit  upon the death of the  Annuitant(s).  Please see  "Annuity  Options" on
pages 11 through 14 and "Death Benefit Provisions" on pages 22 through 23.

EXCHANGE

An Exchange is an Exchange of Account Value or Payment  Units of one  Subaccount
for the  equivalent  dollar  amount of Account Value or Payment Units of another
Subaccount(s). Under Options 5-7, an Exchange also includes Exchanges of Account
Value among the Subaccounts and the Fixed Account.

FIXED ACCOUNT

The Fixed Account is part of the Company's general account.  The Company manages the general account and guarantees that it will credit interest on Fixed Account
Value at an annual rate at least equal to the Guaranteed  Rate. This Rate is set forth on page 3.

GUARANTEE PERIOD

Current  Interest,  if  declared,  is fixed for  rolling  periods of one or more years, referred to as Guarantee Periods. The Company may offer Guarantee Periods of different durations.

The Guarantee Period that applies to any Fixed Account Value:

(1)  starts  on the date  that  such  Account  Value is  allocated  to the Fixed
     Account pursuant to:

     (a)  a Purchase Payment Received by the Company; or

     (b)  an Exchange to the Fixed Account; and

(2)  ends on the last day of the same  month in the year in which the  Guarantee
     Period expires.

 When any Guarantee Period expires,  a new Guarantee Period shall start for such
 Account Value on the date that follows such  expiration  date.  Such new period shall end on the immediately  preceding date in the year in which the Guarantee
 Period expires.  For example,  assuming a one-year  Guarantee  Period,  Account
 Value  exchanged to the Fixed  Account on June 1 would have a Guarantee  Period starting  on that  date and  ending  on June 30 of the  following  year.  A new
 Guarantee  Period for such Account Value would start on July 1 of that year and end on June 30 of the following year.

HOME OFFICE

The address of the  Company's  Home Office is Security  Benefit  Life  Insurance
Company, 700 SW Harrison Street, Topeka, Kansas 66636-0001.

JOINT OWNER

The Joint Owner, if any, is named on page 3. The Joint Owner shares an undivided interest in the entire  Contract  with the Owner.  Please see "Joint  Ownership"
provisions on page 10.

LIQUIDITY PERIOD

Under  Option 9, the  Liquidity  Period is the period of time  during  which the
Owner may withdraw  Account Value.  The Liquidity  Period begins on the Contract
Date and ends on the  Valuation  Date  preceding the 61st Annuity  Payment.  The
Liquidity Period Expiration Date is set forth on page 3.

NONNATURAL PERSON

Any group or entity that is not a living person, such as a trust or corporation.

NONQUALIFIED CONTRACT

A Contract that is not a Qualified Contract.

OWNER

The Owner is the  person  who has all rights  under the  Contract.  The Owner is named on page 3. Please see "Ownership" provisions on page 9.

PAYMENT UNIT

The Payment Unit is a unit of measure used to compute  Variable Annuity Payments for Annuity Options 1 through 4, 8 and 9.

PREMIUM TAX

Any Premium Taxes levied by a state or other entity will be charged against this
Contract and will be deducted from the initial Purchase Payment.

PURCHASE PAYMENT

A Purchase Payment is money Received by the Company and applied to the Contract.

QUALIFIED CONTRACT

A Contract  issued in connection  with a plan qualified  under Section 401, 403,
408 or a similar provision of the Internal Revenue Code.

RECEIVED BY THE COMPANY

The phrase  "Received by the Company" means receipt by the Company in good order at its Home Office, 700 SW Harrison, Topeka, Kansas 66636-0001.

SEPARATE ACCOUNT

The Separate Account set forth on page 3 is a separate  account  established and maintained by the Company  under Kansas law. The Separate  Account is registered with the Securities and Exchange  Commission (SEC) under the Investment  Company
Act of 1940 as a Unit  Investment  Trust.  It was  established by the Company to support variable annuity contracts.  The Company owns the assets of the Separate
Account and maintains them apart from the assets of its general  account and its other separate  accounts.  The assets held in the Separate  Account equal to the reserves and other contract liabilities with respect to the Separate Account may not be charged with liabilities  arising from any other business the Company may conduct.

Income and realized and unrealized  gains and losses from assets in the Separate
Account are credited to, or charged against, the Separate Account without regard to the income,  gains or losses from the Company's  general account or its other separate accounts. The Separate Account is divided into Subaccounts set forth on page 3. Income and realized and unrealized  gains and losses from assets in each
Subaccount are credited to, or charged against, the Subaccount without regard to income,  gains or losses in the other Subaccounts.  The Company has the right to transfer to its general  account any assets of the Separate  Account that are in excess of the  reserves  and other  contract  liabilities  with  respect  to the
Separate  Account.  The value of the  assets  in the  Separate  Account  on each
Valuation Date is determined as of the end of each Valuation Date.

SUBACCOUNTS

The  Separate  Account is divided  into  Subaccounts  which  invest in shares of mutual  funds.  Each  Subaccount  may invest  its assets in a separate  class or series of a designated  mutual fund or funds.  The  Subaccounts are set forth on page 3.  Subject  to the  regulatory  requirements  then in force,  the  Company reserves the right to:

     1.   change or add designated mutual funds or other investment vehicles;
     2.   add, remove or combine Subaccounts;
     3.   add,  delete or make  substitutions  for  securities  that are held or purchased by the Separate Account or any Subaccount;
     4.   operate the Separate Account as a management investment company;
     5.   combine  the  assets  of the  Separate  Account  with  other  separate accounts of the Company or an affiliate thereof;
     6.   restrict or eliminate  any voting  rights of the Owner with respect to the Separate Account; and
     7.   terminate and liquidate any Subaccount.

SUBACCOUNTS

If any of these changes result in a material change to the Separate Account or a
Subaccount,  the Company  will notify the Owner of the change.  The Company will not change the  investment  policy of any  Subaccount  in any  material  respect without  complying  with  the  filing  and  other  procedures  of the  insurance regulators of the state of issue.

SUBACCOUNT NET ASSET VALUE

The Subaccount Net Asset Value is equal to:

(1)  the net asset value of all shares of the underlying mutual fund held by the
     Subaccount; plus
(2)  any cash or other assets of the Subaccount; less
(3)  all liabilities of the Subaccount.

VALUATION DATE

A  Valuation  Date is each day that  both the New York  Stock  Exchange  and the
Company's Home Office are open for business.

VALUATION PERIOD

A Valuation  Period is the interval of time from the close of one Valuation Date to the close of the next Valuation Date.

--------------------------------------------------------------------------------
GENERAL PROVISIONS
--------------------------------------------------------------------------------

THE CONTRACT

The entire Contract between the Owner and the Company consists of:

(1)  this Contract;

(2)  the attached Application; and

(3)  any Amendments, Endorsements or Riders to the Contract.

All statements made in the  Application  will, in the absence of fraud, as ruled by a  court  of  competent  jurisdiction,  be  deemed  representations  and  not warranties.  The Company will use no statement made by or on behalf of any Owner or Annuitant to void this Contract unless it is in the written Application.  Any change  in the  Contract  can be made  only  with  the  written  consent  of the
President, a Vice President, or the Secretary of the Company.

The Purchase Payment and the Application must be acceptable to the Company under its rules and  practices.  If they are not,  the  Company's  liability  shall be limited to a return of the Purchase Payment.

COMPLIANCE

The  Company  reserves  the right to make any change to the  provisions  of this
Contract  to comply  with or give the Owner the  benefit of any federal or state law.  This  includes,  but is not  limited  to:  (1)  requirements  for  annuity contracts  under the Internal  Revenue Code;  or (2) the laws of any state.  The
Company will provide the Owner with a copy of any such change and also will file such a change with the insurance  regulatory officials of the state in which the
Contract is delivered.

MISSTATEMENT OF AGE AND SEX

If the age or sex of any Annuitant has been misstated, Annuity Payments shall be adjusted, when allowed by law, to the amount which would have been payable based upon the correct age or sex. Proof of the age of an Annuitant may be required at any time, in a form acceptable to the Company.  If Annuity Payments have already commenced and the misstatement  has caused an underpayment,  the full amount due will be paid with the next scheduled  Annuity  Payment.  If the misstatement has caused an  overpayment,  the amount due will be deducted from one or more future
Annuity Payments.

EVIDENCE OF SURVIVAL

When any Annuity  Payments  under this Contract  depend on the  Annuitant  being alive on a given date, proof that the Annuitant is living may be required by the
Company.  Such proof must be in a form  acceptable  to the  Company,  and may be required prior to making the Annuity Payments.

INCONTESTABILITY

This  Contract  will not be  contested  after it has been in force for two years from the Contract Date during the life of the Owner.

ASSIGNMENT

Please  refer  to page 3 to see if this  Contract  may be  assigned.  If so,  no
Assignment  under this  Contract  is binding  unless  Received by the Company in writing.  The Company assumes no responsibility for the validity,  legality,  or tax status of any Assignment. The Assignment will be subject to any payment made or other action taken by the Company  before the  Assignment  is Received by the
Company.  Once filed,  the rights of the Owner,  Annuitant and  Beneficiary  are subject to the  Assignment.  Any claim is subject  to proof of  interest  of the assignee.

EXCHANGES

Certain  Exchanges of Account  Value or Payment  Units are  permitted  under the
Contract.  An Owner may make  only six  Exchanges  per  Contract  Year.  Annuity
Payments  after an Exchange will reflect the new  allocation of Account Value or
Payment Units among the Subaccounts and the Fixed Account.

An Exchange may be effected by submitting a written request to the Company or by any other means permitted by the Company. The Company will effect an Exchange to or from a Subaccount on the basis of Accumulation Unit Value (or, if applicable,
Payment  Unit  Value)  as of the  close of the  Valuation  Period  in which  all information required to make the Exchange is Received by the Company.

Annuity Options 1 through 4 and 8 provide for fixed payments (a "Fixed Annuity")
or  payments  that vary  according  to the  performance  of the  Subaccounts  (a
"Variable  Annuity").  If a  Variable  Annuity  under one of  Annuity  Options 1 through 4 or 8 is elected,  the Owner may Exchange  Payment Units only among the
Subaccounts.

Annuity Options 5 through 7 provide for:

(1)  a Fixed Annuity;

(2)  a Variable Annuity; or

(3)  a combination Fixed and Variable Annuity.

Account Value may be Exchanged among the Subaccounts and the Fixed Account under
Annuity  Options 5 through  7.  Account  Value may be  Exchanged  from the Fixed
Account only during the calendar month in which the applicable  Guarantee Period expires.

Annuity Option 9 provides for a Variable Annuity. Account Value may be Exchanged
among the  Subaccounts  during the  Liquidity  Period  under Option 9. After the
Liquidity  Period,  Payment  Units may be Exchanged  among the  Subaccounts.  An
Owner's  Exchange of Account  Value under Option 9 will  automatically  effect a corresponding  Exchange of Payment Units. Exchanges under Option 9 do not affect the amount of Annuity  Payments  until such amount is reset as  discussed  under
"Payment Units" on pages 16 and 17.

LIMITS ON EXCHANGES

The Company reserves the right to:

(1)  limit the amount of Account Value that may be subject to Exchanges;

(2)  limit  the  amount  of  Account  Value  remaining  in an  Account  after an
     Exchange;

(3)  waive or limit the number of Exchanges allowed each Contract Year;

(4)  impose conditions on the right to Exchange; and

(5)  suspend Exchanges.

Exchanges  of Account  Value must be at least  $500 or, if less,  the  remaining balance in the Fixed Account or a Subaccount.

The Company  reserves the right to delay Exchanges from the Fixed Account for up to 6 months as required  by most  states.  The Company  will inform the Owner if there will be a delay.

CLAIMS OF CREDITORS

The Account  Value and other  benefits  under this  Contract are exempt from the claims of creditors of the Owner to the extent allowed by law.

NONFORFEITURE VALUES

The Death Benefits,  Withdrawal  Values and Annuity Payout Amounts will at least equal the minimum required by law.

PARTICIPATION

The Company may pay dividends on some of its  contracts.  The Company,  however, does not expect dividends to become payable on this Contract. At the end of each
Contract Year the Company will  determine the Contract's  dividend,  if any. The
Owner may  choose to have it:  (1) added to the  Account  Value;  or (2) paid in cash. If no choice is made, any dividend will be added to Account Value.

STATEMENTS

At least once each Contract  Year the Owner shall be sent a statement  including any current Account Value and any other  information  required by law. The Owner may send a written request for a statement at other  intervals.  The Company may charge a reasonable fee for statements at such other intervals.

--------------------------------------------------------------------------------
OWNERSHIP, ANNUITANT AND BENEFICIARY PROVISIONS
--------------------------------------------------------------------------------

OWNERSHIP

During the Owner's lifetime, all rights and privileges under the Contract may be exercised only by the Owner.  If the purchaser  names someone other than himself or herself as Owner,  the purchaser has no rights in the Contract.  No Owner may be older than age 85 on the Contract Date. The Owner must be an Annuitant.

JOINT OWNERSHIP

If a Joint  Owner is named in the  application,  then the Owner and Joint  Owner share an undivided  interest in the entire Contract as joint tenants with rights of survivorship. When an Owner and Joint Owner have been named, the Company will honor only requests for changes and the exercise of other Ownership  rights made by both the Owner and Joint Owner.  When a Joint Owner is named,  all references to "Owner"  throughout  this Contract should be construed to mean both the Owner and Joint  Owner,  except for the  "Statements"  provision  above and the "Death
Benefit  Provisions" on pages 22 through 23. Joint Owners are permitted only if:
(1) the Contract is a Nonqualified  Contract; and (2) the Joint Owner is a Joint
Annuitant.

ANNUITANT

The  Annuitant is named on page 3. The Owner may not change the Annuitant or any
Joint Annuitant.  No Annuitant may be named who is more than 85 years old on the
Contract Date.

PRIMARY AND SECONDARY BENEFICIARIES

The Primary  Beneficiary and any Secondary  Beneficiary are named on page 3. The
Owner may change any Beneficiary as described in "Beneficiary Changes" below. If the  Primary  Beneficiary  dies prior to the Owner,  the  Secondary  Beneficiary becomes the Primary Beneficiary.  Unless the Owner directs otherwise, when there are two or more Primary Beneficiaries, they will receive equal shares.

BENEFICIARY CHANGES

Subject  to the  terms of any  existing  Assignment,  the  Owner  may name a new
Primary  Beneficiary or a new Secondary  Beneficiary.  Any new choice of Primary
Beneficiary or Secondary  Beneficiary  will revoke any prior choice.  Any change must be made in writing and recorded at the Home Office.  The change will become effective as of the date the written request is signed, whether or not the Owner is  living  at the  time  the  change  is  recorded.  A new  choice  of  Primary
Beneficiary  or  Secondary  Beneficiary  will not apply to any  payment  made or action taken by the Company prior to the time it was  recorded.  The Company may require the Contract be returned so these changes may be made.

--------------------------------------------------------------------------------
PURCHASE PAYMENT PROVISIONS
--------------------------------------------------------------------------------

SINGLE PURCHASE PAYMENT

This  is a  single  premium  ("Purchase  Payment")  immediate  variable  annuity contract.  The Contract begins on the Contract Date when the Purchase Payment is applied under the Contract.

PURCHASE PAYMENT LIMITATIONS

The Purchase Payment to the Contract may not be greater than $1,000,000  without prior approval by the Company.

PURCHASE PAYMENT ALLOCATION

The Purchase  Payment may be allocated either among the Subaccounts as set forth on page 3, or to the Fixed Account. If one of Options 5, 6 or 7 is selected, the
Purchase  Payment may be allocated  among the Subaccounts and the Fixed Account.
The  allocation  to each  Account  must be a whole  percentage.  No less  than 5 percent of the Purchase Payment may be allocated to any Account.

PLACE OF PAYMENT

The  Purchase  Payment  under this  Contract is to be paid to the Company at its
Home Office. The Purchase Payment is applied no later than the end of the second
Valuation Date following  receipt by the Company of the Purchase  Payment and an
Application containing all information necessary to issue the Contract.

--------------------------------------------------------------------------------
ANNUITY PAYMENT PROVISIONS
--------------------------------------------------------------------------------

ANNUITY PAYOUT DATE

The  Annuity  Payout Date is the date as of which the first  Annuity  Payment is computed under one of the Annuity  Options.  The Owner elects the Annuity Payout
Date at the time of  application.  The Owner must select an Annuity  Payout Date that is within 30 calendar days of the Contract  Date. If no Annuity Payout Date is chosen,  the Company  will use a date one month from the Contract  Date.  The
Owner may not change the Annuity Payout Date.

ANNUITY OPTIONS

The Contract  provides for Annuity Payments to be made under one of nine Annuity
Options.  The Owner  elects an Annuity  Option in the  Application.  The Annuity
Option is set forth on page 3 and may not be changed.  Options 1 through 4 and 9 generally  provide for  payments to be made during the life of the  Annuitant or
Joint Annuitants.  Under Options 5 through 8, payments are made to the Annuitant and in the event of the Annuitant's death, to the Designated Beneficiary.

Options 1 through 4 are available as either a Fixed or Variable Annuity.  Option
9 is  available  only as a  Variable  Annuity.  Options  5  through  7 are  also available as a combination of Fixed and Variable  Annuity.  The Annuity  Options
are described below.

OPTION 1

LIFE INCOME OPTION:  This option provides  Annuity  Payments for the life of the
Annuitant. Upon the Annuitant's death, no further Annuity Payments will be made.

OPTION 2

LIFE INCOME WITH PERIOD CERTAIN OPTION:  This option provides  Annuity  Payments for the life of the  Annuitant.  A fixed  period of 5, 10, 15 or 20 years may be chosen.  Annuity  Payments  will be made to the end of this  period  even if the
Annuitant  dies prior to the end of the  period.  If the  Annuitant  dies before receiving  all the  Annuity  Payments  during the fixed  period,  the  remaining
Annuity  Payments  will  be  made  to  the  Designated  Beneficiary.   Upon  the
Annuitant's death after the period certain,  no further Annuity Payments will be made.

OPTION 3

LIFE INCOME WITH INSTALLMENT OR UNIT REFUND OPTION: This option provides Annuity
Payments for the life of the  Annuitant,  with a period  certain  determined  by dividing the Annuity  Payout Amount (as defined on page 15) by the amount of the first Annuity  Payment.  A fixed number of Annuity Payments will be made even if the Annuitant  dies. If the Annuitant dies before  receiving the fixed number of
Annuity Payments,  any remaining Annuity Payments will be made to the Designated
Beneficiary.  If the Annuitant dies after  receiving the fixed number of Annuity
Payments, no further Annuity Payments will be made.

OPTION 4

JOINT AND LAST SURVIVOR  OPTION:  This option provides  Annuity Payments for the lives of the Annuitant  and Joint  Annuitant.  Annuity  Payments will be made as long as either is  living.  Upon the death of one  Annuitant,  Annuity  Payments continue to the surviving Joint Annuitant at the same or a reduced level of 75%,
66 2/3% or 50% of Annuity Payments, as elected in the Application.  With respect to Fixed Annuity Payments,  the amount of the Annuity Payment, and, with respect to Variable Annuity Payments,  the number of Annuity Units used to determine the
Annuity  Payment,  is  reduced as of the first  Annuity  Payment  following  the
Annuitant's  death. The percentage  elected is set forth on page 3. In the event of the death of one Annuitant,  the surviving  Joint  Annuitant has the right to exercise all rights under the Contract,  including  the right to make  Exchanges and  Beneficiary  changes.  Upon the  death of the last  Annuitant,  no  further
Annuity Payments will be made.

OPTION 5

FIXED PERIOD OPTION: This option provides Annuity Payments for a fixed number of years between 5 and 20. If the Account Value is held in the Fixed Account,  then the amount of the Annuity  Payments  will vary as a result of the interest  rate
(as  adjusted  periodically)  credited  on Fixed  Account  Value.  This  rate is guaranteed  to be no less  than the  Guaranteed  Rate  set  forth on page 3. The amount of each Fixed Annuity  Payment is  determined  by dividing  Fixed Account
Value on the Annuity Payment date by the number of remaining  Annuity  Payments.
If the Account  Value is held in the  Separate  Account,  then the amount of the
Annuity  Payments  will vary as a result of the  investment  performance  of the
Subaccounts chosen. The amount of each Variable Annuity Payment is determined by multiplying  the  Accumulation  Unit Value on the  Annuity  Payment  date by the result of dividing total  Accumulation  Units by the number of remaining Annuity
Payments.  If the  Annuitant  dies before  receiving the fixed number of Annuity
Payments,  any  remaining  Annuity  Payments  will  be  made  to the  Designated
Beneficiary.

OPTION 6

FIXED  PAYMENT  OPTION:  This option  provides  for Annuity  Payments of a fixed amount  selected  by the  Owner.  This  amount is paid  until  Account  Value is exhausted. If the Account Value is held in the Fixed Account, then the number of
Annuity  Payments  will  vary as a result  of the  interest  rate  (as  adjusted periodically)  credited on Fixed Account Value. This rate is guaranteed to be no less than the Guaranteed  Rate set forth on page 3. If the Account Value is held in the  Separate  Account,  then the number of Annuity  Payments  will vary as a result of the investment performance of the Subaccounts chosen. If the Annuitant dies  before  receiving  all of the  Annuity  Payments,  any  remaining  Annuity
Payments will be made to the  Designated  Beneficiary.  This Option is available only for Nonqualified Contracts.

OPTION 7

AGE RECALCULATION  OPTION:  This option provides for Annuity Payments based upon the Annuitant's life  expectancy,  or the joint life expectancy of the Annuitant and a  beneficiary,  at  the  Annuitant's  attained  age  (and  the  Annuitant's beneficiary's  attained or adjusted age, if  applicable)  each year. The Annuity
Payments  are  computed by  reference  to  actuarial  tables  prescribed  by the
Treasury  Secretary  and in  accordance  with Section  401(a)(9) of the Internal
Revenue Code and rules and  regulations  thereunder.  Annuity  Payments are made until  Account  Value is  exhausted.  If the Account  Value is held in the Fixed
Account,  then the amount of the Annuity  Payments  will vary as a result of the interest rate (as adjusted  periodically)  credited on Fixed Account Value. This rate is guaranteed to be not less than the Guaranteed  Rate set forth on page 3.
If the Account  Value is held in the  Separate  Account,  then the amount of the
Annuity  Payments  will vary as a result of the  investment  performance  of the
Subaccounts chosen. If the Annuitant dies before receiving the remaining Annuity
Payments, Account Value will be paid to the Designated Beneficiary.

OPTION 8

PERIOD CERTAIN OPTION:  This option provides Annuity Payments for a fixed period of 5, 10, 15 or 20 years.  Annuity  Payments  will be made until the end of this period.  If the  Annuitant  dies prior to the end of the period,  the  remaining
Annuity Payments will be made to the Designated Beneficiary.

OPTION 9

LIFE INCOME WITH LIQUIDITY OPTION: This option provides monthly Annuity Payments for  the  life  of the  Annuitant  or the  lives  of the  Annuitant  and a Joint
Annuitant with a period certain of 15 years (or less in certain  instances where the period  certain  would exceed the life  expectancy of the Annuitant or joint life expectancy of the Joint Annuitants). Annuity Payments under this option are guaranteed  never to be less than 80  percent  of the  initial  Annuity  Payment
("Floor Payment"); provided that the Floor Payment is adjusted in the event of a
Withdrawal.  See  "Withdrawal  Provisions" on pages 20 through 22. The amount of the Annuity  Payment will remain level for 12 month  intervals and will reset on each  anniversary of the Annuity Payout Date as discussed under "Payment Units,"
on pages 16 and 17. Annuity  Payments during the Liquidity  Period are paid from
Account Value and reduce the amount of Account Value available for Withdrawal.

If Account Value allocated to a Subaccount from which Annuity Payments are being made will be reduced to $0 by the current Annuity  Payment,  the Annuity Payment will be adjusted as of the date of that payment.  The amount of any shortfall in the affected  Subaccount  will be deducted from the first of the Subaccounts set forth on page 3 that has  Account  Value.  Until the next  reset of the  Annuity
Payment,  Annuity  Payments will be made from the Subaccounts  that have Account
Value in the same proportion as Account Value is allocated among the Subaccounts on the date of the payment adjustment. Payment Units also will be adjusted as of that  date  to  reflect  the  proportion  of  Account  Value  allocated  to  the
Subaccounts.

If there are Joint Annuitants, upon the death of one Annuitant, Annuity Payments continue to the surviving Joint Annuitant at the same or a reduced level of 75%,
66 2/3% or 50% of Annuity Payments as elected in the Application. The percentage elected is set forth on page 3. The number of  Payment  Units used to  determine each Annuity Payment is reduced as of: (1) the Annuity Payment due on the Period
Certain  Expiration Date; or (2) if later,  the first Annuity Payment  following the death of the Joint  Annuitant.  If such death  occurs  during the  Liquidity
Period,  the Annuity  Payment  may be  increased  as  discussed  under  "Payment
Adjustment Upon Death of Joint Annuitant," page 15.

In the event of the death of the Annuitant or, in the case of Joint  Annuitants, the last Annuitant, prior to the Period Certain Expiration Date, a death benefit will be paid as follows.  In the event of death  during the period  beginning on the Annuity Payout Date and ending on the Liquidity Period  Expiration Date, the death benefit is the Account Value as of the date due proof of death and payment instructions  are  Received  by the  Company.  In the event of death  during the period  beginning at the close of the Liquidity  Period and ending on the Period
Certain Expiration Date, the Designated  Beneficiary may elect the death benefit as follows:  (1) the present value of the remaining  guaranteed Annuity Payments as of the date due proof of death and payment  instructions  are Received by the
Company,  commuted at the Assumed  Interest Rate, and paid in a lump sum; or (2)
the remaining guaranteed Annuity Payments paid to the Designated  Beneficiary on a monthly basis until the Period Certain Expiration Date.

PAYMENT ADJUSTMENT UPON DEATH OF JOINT ANNUITANT

Under  Option 9, if a Joint  Annuitant  dies during the  Liquidity  Period,  the amount of the Annuity  Payment to the surviving Joint Annuitant may be increased beginning on the date of the 61st Annuity Payment.  The determination of whether to increase the amount of the Annuity Payment is made as of the date of the 61st
Annuity  Payment,  as follows.  An amount  equal to the present  value of future
Annuity  Payments  based on the joint lives of the  Annuitants,  commuted at the
Assumed Interest Rate, is divided by $1,000,  and the result is multiplied by an amount determined by reference to the Annuity Table for Option 2 with a ten year period certain based upon the surviving  Joint  Annuitant's  age and sex (unless unisex rates apply). If the amount of the Annuity Payment as determined above is greater than the Annuity  Payment  calculated as of the date of the 61st Annuity
Payment,  the  Annuity  Payment  will be  increased  as of the  date of the 61st
Annuity Payment to that amount and the Floor Payment and number of Payment Units will be increased proportionately.

ANNUITY PAYOUT AMOUNT

The Annuity  Payout Amount is used to calculate  Annuity  Payments under Annuity
Options 1 through 4, 8 and 9.

The Annuity Payout Amount is:

(1)  the initial Purchase Payment; less

(2)  any Premium Taxes due or paid by the Company; less

(3)  for Fixed  Annuity  Payments,  an amount equal to 1.8% of the amount of the initial Purchase Payment.

Annuity  Payout  Amount  allocated to the Fixed Account is applied to purchase a
Fixed  Annuity and that  allocated to the  Subaccounts  is applied to purchase a
Variable Annuity. The Annuity Payout Amount is divided by $1,000, and the result is multiplied by the  applicable  amount in the Annuity  Tables to determine the minimum  guaranteed  monthly  Annuity Payment with respect to a Fixed Annuity or the first monthly Annuity Payment with respect to a Variable Annuity.

FIXED ANNUITY PAYMENTS

With  respect to Fixed  Annuity  Payments,  the amount set forth in the  Annuity
Tables,  as adjusted for the rate of interest  credited by the  Company,  is the amount of each monthly  Annuity  Payment for Annuity  Options 1 through 4 and 8.
For Options 5 through 7, Fixed Annuity Payments are based on Account Value.

VARIABLE ANNUITY PAYMENTS

With respect to Variable Annuity  Payments,  the amount set forth in the Annuity
Tables,  as adjusted for the Assumed  Interest  Rate, is the amount of the FIRST monthly  Annuity Payment for Annuity Options 1 through 4, 8 and 9. The amount of each Annuity  Payment  after the first for these options is computed by means of
Payment Units as set forth on pages 16 and 17. For Options 5 through 7, Variable
Annuity  Payments are based on Account  Value.  Variable  Annuity  Payments will fluctuate with the performance of the Subaccount(s).

ANNUITY TABLES

The amounts set forth in the Annuity Tables for Annuity  Options 1 through 4 and
9 depend on the sex (unless  unisex rates apply) and age of the Annuitant or the
Joint  Annuitants on the Annuity Payout Date. The Annuity Tables are modified to reflect (1) the Assumed Interest Rate for Variable Annuity Payments;  or (2) the
rate of interest in effect on the Contract Date for Fixed Annuity Payments.  The
Annuity  Tables  contain  the amount of monthly  Annuity  Payment  per $1,000 of
Annuity Payout Amount. The Annuity Tables state values for the exact ages shown.
The values will be  interpolated  based on the exact age(s) of the  Annuitant or
Joint Annuitants on the Annuity Payout Date. The basis of the Annuity Tables for
Options 1 through 4 and 9, and the Assumed  Interest  Rate are set forth on page
3. The Annuity Tables for Option 8 are determined  without  reference to the age or sex of the Annuitant and are based upon the Assumed  Interest  Rate.  Annuity
Payments for Options 5 through 7 are computed  without  reference to the Annuity
Tables.  The  Annuity  Tables are used in  accordance  with  generally  accepted actuarial principles.

ANNUITY PAYMENTS

No Annuity  Option can be selected  that  requires  the Company to make  Annuity
Payments of less than $100.00; provided that there is no minimum Annuity Payment under Option 9. Each Annuity Option allows for making Annuity Payments annually, semiannually,  quarterly or monthly,  except Option 9 for which Annuity Payments are made monthly.  Annuity  Payments due on a date other than a Valuation  Date, are paid as of the end of the next following Valuation Date.

PAYMENT UNITS

On the Annuity Payout Date, the amount of the first Variable  Annuity Payment is divided by the  Payment  Unit Value as of that date to  determine  the number of
Payment Units to be used in  calculating  subsequent  Annuity  Payments.  If the initial  Purchase  Payment was allocated to more than one Subaccount,  the first
Variable  Annuity Payment will be allocated to each Subaccount in the percentage corresponding to the initial Purchase Payment allocation.  The number of Payment
Units for each  Subaccount  is then  found by  dividing  the amount of the first
Variable Annuity Payment  allocated to that Subaccount by the Payment Unit Value for the  Subaccount on the Annuity  Payout Date. The number of Payment Units for the Subaccount then remains  constant,  unless an Exchange of Payment Units or a
Withdrawal is made. After the first Variable Annuity Payment,  the dollar amount of each  subsequent  Annuity  Payment is equal to the sum of the payment  amount determined for each Subaccount.  The payment amount for each Subaccount is equal to the number of Payment Units  allocated to that  Subaccount  multiplied by the
Payment Unit Value on the date of the Annuity Payment.  For Option 9, the amount of each Annuity  Payment is  calculated  as described  above;  provided that the amount of the  Annuity  Payment  is reset  only  once each year on the  12-month anniversary of the Annuity Payout Date.

An example of a Variable  Annuity  Payment  calculation for a male, age 60 is as follows:

Annuity  Payout  Amount  =  $100,000            $100,000  =  100
                                                 -------
                                                 $1,000

Amount determined by reference in 1998 to Annuity Table for a male, age 60 under
Option 9
                                                 $4.78

First Variable Annuity Payment                 100 x $4.78 = $478

                 PURCHASE   FIRST VARIABLE   PAYMENT UNIT    NUMBER OF PAYMENT
                  PAYMENT      ANNUITY         VALUE ON        UNITS USED TO
SUBACCOUNT      ALLOCATION     PAYMENT         ANNUITY           DETERMINE
                              ALLOCATION       PAYOUT        SUBSEQUENT PAYMENTS
                                                DATE

Equity Income       50%        $239.00    /     $1.51     =      158.2781
International       50%        $239.00    /     $1.02     =      234.3137
Stock

An example of an annual reset under Option 9 of the Annuity Payment amount using the assumptions above is as follows:

                                  PAYMENT DATE              PAYMENT AMOUNT

Annuity Payout Date                    2/15                      $478
                                       3/15                      $478
                                       4/15                      $478
                                       5/15                      $478
                                       6/15                      $478
                                       7/15                      $478
                                       8/15                      $478
                                       9/15                      $478
                                      10/15                      $478
                                      11/15                      $478
                                      12/15                      $478
                                       1/15                      $478
Annual Reset                           2/15                      $510.98

                        PAYMENT        PAYMENT UNIT VALUE        NEW ANNUITY
SUBACCOUNT               UNITS        ON ANNUAL RESET DATE      PAYMENT AMOUN

Equity Income          158.2781   x          $1.60          =      $253.24
International Stock    234.3137   x          $1.10          =      $257.74
                                                                   -------
                                                                   $510.98

PAYMENT UNIT VALUE

The Payment Unit Value for each  Subaccount was first set at $1.00.  The Payment
Unit  Value for any  subsequent  Valuation  Date is equal to (a) times (b) times
(c), where:

     (a)  is the Payment Unit Value on the immediately preceding Valuation
           Date;
     (b)  is the Net Investment Factor for the day;
     (c)  is a factor used to adjust for the Assumed  Interest Rate set forth on page 3 which is used to determine Variable Annuity Payment amounts.

NET INVESTMENT FACTOR

The Net  Investment  Factor for any  Subaccount  as of the end of any  Valuation
Period is found by  dividing  (1) by (2) and  subtracting  (3) from the  result, where:

     1.   is equal to:

          a.  the net  asset  value  per  share of the  mutual  fund held in the
              Subaccount found at the end of the current Valuation Period; plus
          b.  the per share amount of any dividend or capital gain distributions paid  by the  Subaccount's  underlying  mutual  fund  that  is not included in the net asset value per share; plus or minus
          c.  a per share charge or credit for any taxes reserved for, which the
              Company  deems to have resulted from the operation of the Separate
              Account or Subaccount;  the operations of the Company with respect to the Contract;  or the payment of premium or  acquisition  costs under the Contract.

     2.   is the net asset value per share of the Subaccount's underlying mutual fund as found at the end of the prior Valuation Period.

     3.   is a daily factor  representing  the Mortality and Expense Risk Charge deducted from the Separate Account.

--------------------------------------------------------------------------------
ACCOUNT VALUE AND EXPENSE PROVISIONS
--------------------------------------------------------------------------------

ACCOUNT VALUE

Account Value is determined:

(1)  for all Options prior to the Annuity Payout Date;

(2)  for Options 5 through 7, during the life of the Contract; and

(3)  for Option 9 during the Liquidity Period.

Account Value is the sum of: (1) the Separate  Account Value;  and (2) the Fixed
Account Value.

FIXED ACCOUNT VALUE

On any  Valuation  Date,  the  Fixed  Account  Value is equal to any part of the
Purchase Payment allocated under the Contract to the Fixed Account:

PLUS:

     1.   any Exchanges from the Separate  Account to the Fixed Account;  and
     2.   any interest credited to the Fixed Account.

LESS:

     1.   any Withdrawals deducted from the Fixed Account;
     2.   any Exchanges from the Fixed Account to the Separate Account;
     3.   any Premium Taxes; and
     4.   any Annuity Payments made under Annuity Options 5 through 7.

FIXED ACCOUNT INTEREST CREDITING

The Company  shall credit  interest on Fixed  Account Value at an annual rate at least equal to the Guaranteed Rate shown on page 3. Also, the Company may in its sole  judgment  credit  Current  Interest at a rate in excess of the  Guaranteed
Rate.  The rate of Current  Interest,  if  declared,  shall be fixed  during the
Guarantee  Period.  Fixed Account Value shall earn Current  Interest during each
Guarantee  Period at the rate, if any,  declared by the Company on the first day of the Guarantee Period.

The Company may credit  Current  Interest on Account Value that was allocated or exchanged  to the Fixed  Account  during  one  period at a  different  rate than amounts allocated or exchanged to the Fixed Account in another period. Also, the
Company may credit  Current  Interest on Fixed Account Value at different  rates based upon the length of the Guarantee Period.  Therefore, at any time, portions of Fixed Account Value may be earning Current  Interest at different rates based upon the period during which such  portions  were  allocated or exchanged to the
Fixed Account and the length of the Guarantee Period.

SEPARATE ACCOUNT VALUE

On any Valuation Date, the Separate Account Value is the sum of the then current value of the Accumulation  Units allocated to each Subaccount for this Contract.
The number of  Accumulation  Units  initially  allocated to each  Subaccount  is determined  by dividing  the portion of the  Purchase  Payment  allocated to the
Subaccount on the Contract Date by the  Accumulation  Unit Value on the Contract
Date.

ACCUMULATION UNIT VALUE

The initial  Accumulation  Unit Value for each  Subaccount  was set at $10.  The
Accumulation  Unit  Value  for any  subsequent  Valuation  Date is  equal to (1)
multiplied by (2) where:

     1.   is the Accumulation Unit Value determined on the immediately preceding
          Valuation Date; and

     2.   is the Net Investment  Factor (as defined on page 17) on the Valuation
          Date  with  respect  to which  the  Accumulation  Unit  Value is being determined.

DETERMINING ACCUMULATION UNITS

The number of Accumulation  Units  allocated to a Subaccount  under the Contract will not change as a result of  investment  experience.  Events  that change the number of Accumulation Units are:

     1.   Purchase Payment applied to the Subaccount;
     2.   Account Value Exchanged into or out of the Subaccount;
     3.   Withdrawals deducted from the Subaccount;
     4.   Annuity Payments from the Subaccount under Options 5 through 7 and 9;
     5.   Any amounts deducted from the Subaccount to increase the amount of the
          Annuity  Payments  under Option 9 to the amount of the Floor  Payment;
          and
     6.   Premium Taxes deducted from the Subaccount.

MORTALITY AND EXPENSE RISK CHARGE

The Company will deduct the  Mortality  and Expense Risk Charge shown on page 3.
This charge will be computed and deducted from each Subaccount on each Valuation
Date. This charge is factored into the Accumulation Unit and Payment Unit Values on each Valuation Date.

PREMIUM TAX EXPENSE

The Company deducts Premium Tax from the initial Purchase  Payment.  The Company reserves the right to deduct Premium Tax when due or any time thereafter.

MUTUAL FUND EXPENSES

Each  Subaccount  invests in shares of a mutual  fund.  The net asset  value per share of each underlying fund reflects the deduction of any investment  advisory and administration  fees and other expenses of the fund. These fees and expenses are not deducted from the assets of a Subaccount, but are paid by the underlying funds. The Owner indirectly bears a pro rata share of such fees and expenses. An underlying  fund's fees and expenses are not  specified or fixed under the terms of this Contract.

--------------------------------------------------------------------------------
WITHDRAWAL PROVISIONS
--------------------------------------------------------------------------------

WITHDRAWALS

The  Owner may  withdraw  Account  Value if one of  Options 5 through 7 has been elected.  The Owner also may withdraw  Account Value during the Liquidity Period under Option 9. Under these options,  a full Withdrawal of Account Value or full or partial Withdrawal of Separate Account Value is allowed.  Partial Withdrawals of Fixed Account  Value,  however,  are restricted as described on page 21. This provision is subject to any federal or state Withdrawal restrictions.

A partial  Withdrawal of Fixed  Account  Value may be made only:  (1) during the calendar month in which the applicable  Guarantee  Period expires;  and (2) once per Contract  Year in an amount up to the greater of $5,000 or 10 percent of the
Fixed Account Value at the time of the partial Withdrawal.

The  Owner  also may  withdraw  the  present  value of future  Annuity  Payments commuted at the Assumed  Interest Rate if a Variable  Annuity under Option 8 has been elected.

Upon  the  Owner's  request  for a full  Withdrawal,  the  Company  will pay the
Withdrawal Value in a lump sum.

All Withdrawals must meet the following conditions.

     1.   The request for Withdrawal  must be Received by the Company in writing or under other methods allowed by the Company.
     2.   The Owner must request a withdrawal  while this  Contract is in force.
     3.   The amount  Withdrawn must be at least $500.00 except when terminating the Contract.
     4.   For Option 9, the  request  for  Withdrawal  must be  Received  by the
          Company prior to the  Liquidity  Period  Expiration  Date set forth on page 3.

A partial  Withdrawal  request  must state the  allocations  for  deducting  the
Withdrawal from each Account. Withdrawals of Fixed Account Value shall be made:

(1)  first from  Fixed  Account  Value for which the  Guarantee  Period  expires during the calendar month in which the Withdrawal is effected;

(2)  then in the order  that  starts  with  Fixed  Account  Value  which has the longest amount of time before its Guarantee Period expires; and

(3)  ends with that  which has the least  amount of time  before  its  Guarantee
     Period expires.

WITHDRAWAL VALUE

The Withdrawal Value as of any Valuation Date will be:

(1)  the  Account  Value (or for Option 8, the present  value of future  Annuity
     Payments commuted at the Assumed Interest Rate); less

(2)  any Premium Taxes due or paid by the Company; and

(3)  for Option 9, the Withdrawal Charge set forth on page 3.

If Account  Value  after any  partial  Withdrawal  is  $10,000 or less,  or with respect to Option 8, Annuity  Payments after the  Withdrawal  would be less than
$100, the Company reserves the right to treat such partial  Withdrawal as a full
Withdrawal.

WITHDRAWAL CHARGE

If part or all of the Account  Value is  Withdrawn  under Option 9, a Withdrawal
Charge is applied at the time of  Withdrawal.  The amount of the charge is based on the Contract Year in which the Withdrawal is made. See the Withdrawal  Charge set forth on page 3. The  Withdrawal  Charge  is  applied  to the  amount of the
Withdrawal  and is deducted from Account Value  allocated to the  Subaccounts in the same proportion as the Withdrawal is allocated.

PAYMENT ADJUSTMENT

Upon a partial  Withdrawal  during  the  Liquidity  Period  under  Option 9, the
Company  will  adjust the amount of the  Annuity  Payment  and Floor  Payment as follows.  The Company  will  reduce the amount of the Annuity  Payment and Floor
Payment by a percentage  determined  by dividing  the amount of the  Withdrawal, including the amount of the Withdrawal  Charge,  by Account Value on the date of the Withdrawal. The number of Payment Units used to compute each Annuity Payment will be reduced by the same percentage.

An example of a payment adjustment is set forth below:

SUBACCOUNTS FROM         ACCOUNT VALUE
 WHICH ANNUITY             ON DATE OF        WITHDRAWAL AMOUNT        PERCENTAGE
PAYMENT IS MADE            WITHDRAWAL      (INCLUDING WITHDRAWAL      REDUCTION
                                                 CHARGES)

Equity Income                $95,000                     $0                  0%
International Stock          $25,000                $15,000                 60%
Total                       $120,000                $15,000               12.5%

                    PRIOR TO PARTIAL WITHDRAWAL      AFTER PARTIAL WITHDRAWAL
SUBACCOUNTS FROM    ---------------------------      ------------------------
 WHICH ANNUITY      ANNUITY    PAYMENT    FLOOR     ANNUITY   PAYMENT   FLOOR
PAYMENT IS MADE     PAYMENT     UNITS    PAYMENT    PAYMENT    UNITS   PAYMENT^1

Equity Income^2        $300     29.7914    N/A       $300     29.7914     N/A
International Stock^3  $100     9.7847     N/A        $40      3.9139     N/A
Total                  $400                $304      $340                $266

DATE OF REQUEST

The Company will effect a Withdrawal  of Separate  Account Value on the basis of
Accumulation  Unit Value  determined  as of the end of the  Valuation  Period in which all the required information is Received by the Company.

1   The Floor Payment is reduced by 12.5%,  the  percentage by which the partial
    Withdrawal reduced Account Value.

2   The Annuity  Payment and Payment Units  allocated to this Subaccount are not reduced in this example,  because no amount is withdrawn  from Account Value allocated to the Equity Income Subaccount.

3   The Annuity  Payment and Payment Units are reduced by 60%, the percentage by which  the  partial  Withdrawal  reduced  Account  Value  allocated  to  the
    International Stock Subaccount.

PAYMENT OF WITHDRAWAL BENEFITS

The Company  reserves  the right to suspend an  Exchange  or delay  payment of a
Withdrawal from the Separate Account for any period:

     1.   when the New York Stock Exchange is closed; or
     2.   when trading on the New York Stock Exchange is restricted; or
     3.   when an emergency exists as a result of which:
          (a) disposal  of  securities  held  in  the  Separate  Account  is not reasonably practicable; or
          (b) it is not reasonably practicable to fairly value the net assets of the Separate Account; or
     4.   during any other period when the Securities  and Exchange  Commission, by order, so permits to protect owners of securities.

Rules and  regulations of the Securities and Exchange  Commission will govern as to whether the conditions set forth above exist.

The Company further reserves the right to delay payment of a Withdrawal from the
Fixed Account for up to six months as required by most states.  The Company will notify the Owner if there will be a delay.

--------------------------------------------------------------------------------
DEATH BENEFIT PROVISIONS
--------------------------------------------------------------------------------

DEATH BENEFIT PROVISIONS

In the event the Owner dies  prior to the  Annuity  Payout  Date and there is no
Joint  Annuitant,  the Death  Benefit will be the Account  Value on the date due proof of death and payment  instructions  are Received by the Company,  less any
Premium  Taxes due or paid by the  Company,  all  partial  Withdrawals,  and any
Annuity Payments made.

In the event any Owner  dies  prior to the  Annuity  Payout  Date and there is a
Joint  Annuitant,  the surviving  Joint  Annuitant may elect:  (1) a new Annuity
Option; or (2) to receive the Death Benefit described above.

In the event of any Owner's death on or after the Annuity Payout Date, the Death
Benefit will be determined under the terms of the Annuity Option. Any such Death
Benefit will be paid to the Designated  Beneficiary  when due proof of death and payment instructions are Received by the Company.

PROOF OF DEATH

Any of the following will serve as Proof of Death:

     1.   certified copy of the death certificate;
     2.   certified  decree  of a  court  of  competent  jurisdiction  as to the finding of death;
     3.   written statement by a medical doctor who attended the deceased Owner;
          or
     4.   any proof accepted by the Company.

DISTRIBUTION RULES

If any Owner dies prior to the Annuity  Payout Date,  the entire  Death  Benefit shall be paid within 5 years after the death of such Owner. If any Owner dies on or after the Annuity Payout Date,  Annuity Payments shall continue to be paid at least as rapidly as under the method of payment being used as of the date of the
Owner's death.

If the Owner is a  Nonnatural  Person,  the  distribution  rules set forth above apply in the event of the death of, or a change in, the Annuitant. This Contract is deemed to incorporate any provision of Section 72(s) of the Internal  Revenue
Code of 1986, as amended (the "Code"), or any successor provision. This Contract is also deemed to incorporate any other  provision of the Code deemed  necessary by the Company,  in its sole  judgment,  to qualify this Contract as an annuity.
The application of the  distribution  rules will be made in accordance with Code section 72(s), or any successor provision,  as interpreted by the Company in its sole judgment.

The foregoing distribution rules do not apply to a Contract which is:

(1)  provided under a plan described in Code section 401(a);

(2)  described in Code section 403(b);

(3)  an individual retirement annuity or provided under an individual retirement account or annuity; or

(4)  otherwise exempt from the Code section 72(s) distribution rules.

                      A BRIEF DESCRIPTION OF THIS CONTRACT

          This is a SINGLE PREMIUM IMMEDIATE VARIABLE ANNUITY CONTRACT

     * Annuity  Payments  begin on the  Annuity  Payout Date using the method as specified in this Contract.

ALL PAYMENTS AND VALUES PROVIDED BY THIS CONTRACT,  WHEN BASED ON THE INVESTMENT
EXPERIENCE OF THE SEPARATE ACCOUNT, ARE VARIABLE AND MAY INCREASE OR DECREASE IN
ACCORDANCE WITH THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT. (SEE "ACCOUNT
VALUE AND EXPENSE PROVISIONS" AND "ANNUITY PAYMENT PROVISIONS" FOR DETAILS.)

                                   (SBL LOGO)

                     SECURITY BENEFIT LIFE INSURANCE COMPANY
               A Member of The Security Benefit Group of Companies
                  700 SW Harrison Street, Topeka, KS 66636-0001

V6027 (8-98)